SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 7, 2002
                                                        ----------------

                             PLM International, Inc.
             (Exact name of registrant as specified in its charter)

 Delaware                            1-9670          94-3041257
(State  or  other  jurisdiction     (Commission     (IRS  Employer
 of  incorporation)                 File  Number)    Identification  No.)




  120  Montgomery  Street,  Suite  1350,  San  Francisco,  CA     94104
        (Address  of  principal  executive  offices)          (Zip  Code)


Registrant's  telephone  number,  including  area  code  (415)  445-3201
                                                         ---------------




(Former  name  or  former  address,  if  changed  since  last  report)
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Item  5.      Other  Events
              -------------
     As previously reported, on December 22, 2000, PLM International, Inc. ("PLM") entered into an Agreement and Plan of Merger with MILPI Acquisition
Corp. ("MILPI") pursuant to which MILPI agreed to acquire PLM. In the first step of the transaction, MILPI made a tender offer to purchase any and all shares of PLM's outstanding common stock at a price of $3.46 per share. In order to complete the transaction, PLM will now hold a special meeting of its shareholders to approve the merger of MILPI into PLM. If the merger is consummated, the amount of funds required by MILPI to purchase the remainder of the shares pursuant to the merger is estimated to be approximately $4.4 million. Because MILPI currently owns in excess of 50% of the shares of PLM and will vote those shares in favor of the merger proposal, the approval of the merger is assured.

     MILPI is 100% owned by MILPI Holdings, LLC, which is owned by four trusts. Two of the trusts, AFG Investment Trust C and AFG Investment Trust D, have provided the additional funds necessary to complete the merger. Approximately 70% of these funds (or approximately $3.1 million) have been obtained from existing resources and internally generated funds of AFG Investment Trusts C and D and approximately 30% of these funds (or $1.3 million) have been obtained by means of a loan from PLM to AFG Investment Trusts C and D.

On January 7, 2002, PLM International, Inc. entered into separate promissory notes with each of AFG Investment Trust C and AFG Investment Trust D to borrow an aggregate of approximately $1.3 million each by means of a 364 day, unsecured loan which will carry interest at LIBOR plus 200 basis points (provided that the interest rate may not at any time be higher than 2% over the base rate from time to time announced by Fleet Bank of Massachusetts, N.A.). Attached hereto as Exhibits 99.1 and 99.2 are copies of the promissory notes.

Item  7.     Financial  Statements, Pro Forma Financial Information and Exhibits
             -------------------------------------------------------------------

     (c)     Exhibits
             --------
Exhibit 99.1 Promissory Note, dated as of January 7, 2002, between AFG Investment Trust C and PLM International, Inc.

Exhibit 99.2 Promissory Note, dated as of January 7, 2002, between AFG Investment Trust D and PLM International, Inc.

                                   SIGNATURES
                                   ----------
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   January  7,  2002               PLM  INTERNATIONAL,  INC.


                                       By:     /s/  James  A.  Coyne
                                               ---------------------
                                       Name:  James  A.  Coyne
                                       Title:  Vice  President


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                                  EXHIBIT INDEX
                                  -------------


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

Exhibit
Number   Exhibit Name                                                          Location
-------  --------------------------------------------------------------------  --------------


99.1     Promissory Note, dated as of January 7, 2002, between AFG Investment  Filed herewith
         Trust C and PLM International, Inc.
         Promissory Note, dated as of January 7, 2002, between AFG Investment  Filed herewith
99.2     Trust D and PLM International, Inc.

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